SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 19, 1998


                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                       1-9580                  76-0289495
(State of other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


                        7135 ARDMORE HOUSTON, TEXAS 77054
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code   (713) 747-1025


________________________________________________________________________________
(Former name or former address, if changed since last report.)

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ITEM 5.   OTHER EVENTS

         On January 19, 1998, at 5:00 p.m., New York city time, Industrial Holdings, Inc. (the "Company") completed an offer to the holders ("Warrantholders") of its issued and outstanding Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") to exchange each Class B Warrant and $10.00 cash for one share of the Company's Common Stock, $.01 par value, one Class C Redeemable Common Stock Purchase Warrant ("Class C Warrant"), and one Class D Redeemable Common Stock Purchase Warrant ("Class D Warrant").

         The holders of 1,101,189 Class B Warrants (representing approximately 88% of the originally issued and outstanding Class B Warrants that could have been tendered for exercise) tendered their Class B Warrants and purchased 1,101,189 shares of Common Stock and were issued 1,101,189 Class C Warrants and 1,101,189 Class D Warrants. The Company received net proceeds of $10,910,000 after deduction of approximately $100,000 of expenses incurred in connection with the Offer. As a result of the tender of the Class B Warrants, the total number of shares of Common Stock Class B Warrants, Class C Warrants and Class D Warrants outstanding will be 7,808,557, 153,225, 1,723,103 and 1,101,189, respectively. The outstanding Class D Warrants will expire after January 14,
2000.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                   INDUSTRIAL HOLDINGS, INC.


                                   By:/s/CHRISTINE A. SMITH
                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Date: January 26, 1998

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